Exhibit 99.1

iBio Reports Fiscal First Quarter 2022 Financial Results and Provides Corporate Update

- Adds First New Anti-cancer Target for Development in Partnership with RubrYc Therapeutics -

- Initiates Research Collaboration with UT Southwestern to Study Anti-fibrotics in Oncology -

- Establishes Partnership for Development of Painless Intradermal Vaccine Delivery -

Bryan, Texas / November 15, 2021 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a developer of next-generation biopharmaceuticals and pioneer of the sustainable FastPharming Manufacturing System®, today announces its financial results for the fiscal quarter ended September 30, 2021 and provides a corporate update.

“We are continuing to accelerate the execution of our growth strategy as we start our fiscal year 2022,” said Tom Isett, Chairman & CEO of iBio. “Having only just launched our oncology initiative six months ago, we have already created six active programs, including the two new ones announced today. In addition, we have advanced our novel COVID-19 vaccine candidate to pre-IND, while concurrently building out our vaccine platform with new drug delivery technology partnerships. We have also acquired our cGMP manufacturing facility and taken sole ownership of our CDMO subsidiary, along with the attendant rights to manufacture biologics using our FastPharming System in the United States. We are confident that our investments over the past year in talent, technology, and infrastructure will return value to patients and shareholders as we go forward.”

Fiscal First Quarter and Recent Business Developments:

BIOPHARMACEUTICALS

Therapeutics

●	In August 2021, iBio added to its pipeline by in-licensing an IL-2 sparing anti-CD25 antibody (IBIO-101) from RubrYc Therapeutics. Pre-clinical data shows that the molecule can deplete regulatory T cells from the tumor microenvironment and restore anti-tumor immunity, potentially representing an important new tool in the fight against cancer.

●	The Company continues to advance its endostatin E4 molecule for fibrotic diseases (IBIO-100) toward the clinic. Meanwhile, leveraging its investment in endostatin E4, iBio announced earlier today that it will separately explore the molecule’s usefulness in the treatment of solid tumors as part of a research collaboration with the University of Texas Southwestern Medical Center.

●	Pursuant to its new partnership with RubrYc Therapeutics wherein artificial intelligence (“AI”)-based antibody discovery technologies are deployed, iBio announces today that the first new target is now being optimized using the platform. This result follows just two months after the joint discovery collaboration was initiated.

Vaccines

●	The Company recently conducted a preclinical dose ranging study of IBIO-202, its nucleocapsid (“N”) antigen-based, intramuscularly (“IM”)-delivered COVID-19 vaccine candidate. The results confirmed generation of a robust, antigen-specific, memory T-cell response and provided data that further informed iBio’s product formulation strategy.
●	The Company submitted a pre-IND package for IBIO-202 to the U.S. Food and Drug Administration in September 2021 and is anticipating a response in the coming months.
●	Today, iBio announces that is has entered a collaboration with a leading innovator of microarray patch systems, which are a painless alternative to IM injections. The first objective of the collaboration is to evaluate feasibility of intradermal delivery of a COVID-19 vaccine antigen. If successful, the partnership has the potential to drive improved access to vaccines by avoiding cold chain issues and possibly enabling self-administration. The collaboration is not expected to impact the current development timeline of IBIO-202.
●	The Company continues to advance its Classical Swine Fever (“CSF”) vaccine candidate, IBIO-400, through the U.S. Department of Agriculture’s Centers for Veterinary Biologics’ regulatory process. Additionally, iBio announces today that studies are now underway at Texas A&M University System to evaluate alternatives to IM injection of its CSF vaccine candidate, including an oral dose option.

BIOPROCESS

●	In November 2021, iBio purchased the Bryan, Texas, manufacturing facility it previously operated under a lease from two affiliates of Eastern Capital Limited (the “Eastern Affiliates”). The Company also acquired the equity interest in iBio CDMO, LLC, that was formerly held by the Eastern Affiliates. As a result, the subsidiary and its intellectual property are now wholly-owned by iBio.

Fiscal First Quarter and Recent Corporate Developments:

●	iBio made progress in government relations during the quarter by engaging with senior-level U.S. policymakers to build awareness of the FastPharming System and to underscore the benefits of rapid, sustainable, domestic bioproduction.
●	iBio is encouraging shareholders who held common stock at the close of business on October 15, 2021 to vote “FOR” all proposals put forth in the proxy statement prior to its December 9, 2021, Annual Meeting of Stockholders to help the Company continue to grow its pipeline, services, and value.

“Over the course of the next year, we are focused on delivering shareholder value across multiple fronts, including announcing new oncology targets and two possible IND filings,” said Mr. Isett. “We are also excited about the partnership opportunities that we see ahead for our bioprocess business as industry awareness of the need to implement sustainable, ESG-based practices continues to grow. With sole ownership of our FastPharming Facility and CDMO subsidiary now secured, we have additional strategic and operational flexibility to deploy our rapid, scalable biologics development system for our own pipeline, as well as for clients, so that we may enable more potentially life-saving therapeutics to enter the clinic.”

Financial Results:

Revenues for the first fiscal quarter ended September 30, 2021, were approximately $211,000, a decrease of 49% from approximately $410,000 in the same period of 2020. As noted previously, significant quarter-to-quarter revenue variability is commonplace for early-stage pharma services companies with a small number of clients and due to the timing of revenue recognition. Consistent with these business dynamics, iBio continues to expect a sequential decline in revenue during the first half of fiscal 2022 compared to the second half of fiscal 2021, followed by higher growth in the second half of fiscal 2022.

R&D and G&A expenses for the first quarter of fiscal 2022 increased 35% and 24%, respectively, over the comparable period in fiscal 2020. This reflects the Company’s growing investments in its pipeline,  platform technologies, employees, and related infrastructure. iBio anticipates this trend continuing, however, the rate of growth is expected to moderate over time.

iBio's consolidated net loss for the first quarter ended September 30, 2021, was approximately $8.9 million, or $0.04 per share, compared to a net loss of approximately $7.5 million, or $0.05 per share, in the same period of 2020.

iBio had $82.3 million dollars in cash and cash equivalents and investments in debt securities as of September 30, 2021. The Company used $9.3 million in cash during the quarter for operating activities and $5.1M for investing activities which included elements of the RubrYc transaction and for capital expenditures. Subsequent to the end of the first quarter of fiscal 2021, iBio used approximately $6.0 million in cash to help fund the purchase of its manufacturing facility in Bryan, Texas, and to secure full control of iBio CDMO, LLC, which holds the exclusive rights to manufacture using the FastPharming System in the United States. Taking into account potential long-term financing options, combined with the approximate 67% savings in facility-related cash requirements expected to be achieved through this transaction, the Company continues to believe that its current cash position is sufficient to fund its operations through Q3-FY23. If the Company cannot take advantage of the additional financial flexibility, and based on the Company’s working capital on September 30, 2021, management has concluded that there is sufficient liquidity to fund normal operations through at least Q2-FY23.

Webcast and Conference Call

iBio management will host a webcast and conference call at 4:30 p.m. Eastern Time today, November 15, 2021, to discuss these results and provide a corporate update.

The live and archived webcast may be accessed on the Company’s website at www.ibioinc.com under “News and Events” in the Investors section. The live call can be accessed by dialing (833) 672-0651 (domestic) or (929) 517-0227 (international) and referencing conference code: 7779281.

About iBio, Inc.

iBio is a developer of next-generation biopharmaceuticals and a pioneer in sustainable, plant-based biologics manufacturing. Its FastPharming System® combines vertical farming, automated hydroponics, and novel glycosylation technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. iBio is developing proprietary biopharmaceuticals for the treatment of cancers, as well as fibrotic and infectious diseases. The Company’s wholly-owned subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services along with Glycaneering Development Services™ for advanced recombinant protein design. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding continuing to accelerate the execution of iBio’s growth strategy as it starts its fiscal year 2022, iBio’s investments over the past year in talent, technology, and infrastructure returning  value to patients and shareholders, continuing to advance iBio’s endostatin E4 molecule for fibrotic diseases (IBIO-100) towards the clinic, iBio’s endostatin E4 molecule’s usefulness in the treatment for solid tumors, the anticipated response in the coming months from the U.S Food and Drug Administration to the pre-IND package for IBIO-202, the collaboration with a leading innovator of microarray patch systems resulting in the potential to drive improved patient access to vaccines and possibly enable patient self-administration without impacting the current development timelines of IBIO-202, the continued advancement of iBio’s Classical Swine Fever vaccine candidate, IBIO-400, through the U.S. Department of Agriculture’s Centers for Veterinary Biologics’ regulatory process, partnership opportunities for iBio’s bioprocess business as industry awareness of the need to implement sustainable ESG-based practices continues to grow, enabling more potentially life-saving therapeutics to enter the clinic,  continuing iBio’s trend of growing investments in its pipeline,  platform technologies, employees, and related infrastructure trend with a rate of growth being more moderate over time, , the approximate 67% savings in facility-related cash requirements expected to be achieved through the purchase  of the manufacturing facility,  the current cash position being sufficient to fund operations through the third quarter of fiscal 2023, taking into account potential long-term financing options combined with the anticipated savings in facility-related cash requirements, and the cash position being sufficient to fund normal operations through at least Q2 2023 if iBio cannot take advantage of the additional financial flexibility. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully implement its development plans and continue to accelerate the execution of its growth strategy, including the ability to initiate IND-enabling studies for iBio’s  endostatin E4 molecule for fibrotic diseases (IBIO-100) as planned and the ability to utilize the molecule in solid tumors, the ability to advance IBIO-400, through the regulatory process, its ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements, regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, its ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations and attract and increase partnership opportunities for iBio’s bioprocess business, its ability to achieve the savings anticipated with the purchase of the manufacturing facility and obtain or maintain the capital or grants necessary to fund its research and development activities and whether the Company will incur unforeseen expenses or liabilities or other market factors, successful compliance with governmental regulations applicable to its manufacturing facility, competition, its ability to retain its key employees or maintain its NYSE American listing, its ability to increase its authorized shares, and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com

iBio, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, except share and per share amounts)

	September 30,	June 30,
	2021	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$62,820	$77,404
Accounts receivable - trade	207	426
Settlement receivable - current portion	5,100	5,100
Investments in debt securities	19,453	19,570
Inventory	587	27
Prepaid expenses and other current assets	1,650	2,070
Total Current Assets	89,817	104,597

Convertible promissory note receivable and accrued interest	1,575	1,556
Settlement receivable - noncurrent portion	5,100	5,100
Finance lease right-of-use assets, net of accumulated amortization	25,695	26,111
Operating lease right-of-use asset	3,487	—
Fixed assets, net of accumulated depreciation	9,821	8,628
Intangible assets, net of accumulated amortization	5,164	952
Investment in equity security - at cost	1,760	—
Prepaid expenses - noncurrent	1,296	—
Security deposits	24	24
Total Assets	$143,739	$146,968

Liabilities and Equity
Current liabilities:
Accounts payable	$2,292	$2,254
Accrued expenses (related party of $840 and $701 as of September 30, 2021 and June 30, 2021, respectively)	2,691	3,001
Acquisition Payable	2,500	—
Finance lease obligations - current portion	374	367
Operating lease obligation - current portion	147	—
Note payable - PPP loan - current portion	—	600
Contract liabilities	94	423
Total Current Liabilities	8,098	6,645

Finance lease obligations - net of current portion	31,660	31,755
Operating lease obligation - net of current portion	3,456	—

Total Liabilities	43,214	38,400

Commitments and Contingencies

Equity
iBio, Inc. Stockholders’ Equity:
Common stock - $0.001 par value; 275,000,000 shares authorized at September 30, 2021 and June 30, 2021; 217,957,594 and 217,873,094 shares issued and outstanding as of September 30, 2021 and June 30, 2021, respectively	217	217
Additional paid-in capital	282,956	282,058
Accumulated other comprehensive loss	(64)	(63)
Accumulated deficit	(182,566)	(173,627)
Total iBio, Inc. Stockholders’ Equity	100,543	108,585
Noncontrolling interest	(18)	(17)
Total Equity	100,525	108,568
Total Liabilities and Equity	$143,739	$146,968

iBio, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited; in Thousands, except per share amounts)

	Three Months Ended
	September 30,
	2021	2020

Revenues	$211	$410

Cost of goods sold	40	107

Gross profit	171	303

Operating expenses:
Research and development	2,511	1,862
General and administrative (related party of $189 and $393)	6,634	5,365
Total operating expenses	9,145	7,227

Operating loss	(8,974)	(6,924)

Other income (expense):
Interest expense (related party of $608 and $614)	(609)	(614)
Interest income	36	4
Forgiveness of note payable and accrued interest - SBA loan	607	—
Total other income (expense)	34	(610)

Consolidated net loss	(8,940)	(7,534)
Net loss attributable to noncontrolling interest	1	1
Net loss attributable to iBio, Inc.	(8,939)	(7,533)

Preferred stock dividends	(66)	(66)
Net loss attributable to iBio, Inc. stockholders	$(9,005)	$(7,599)

Comprehensive loss:
Consolidated net loss	$(8,940)	$(7,534)
Other comprehensive loss - unrealized loss on debt securities	(1)	(7)
Other comprehensive loss - foreign currency translation adjustments	—	—

Comprehensive loss	$(8,941)	$(7,541)

Loss per common share attributable to iBio, Inc. stockholders - basic and diluted	$(0.04)	$(0.05)

Weighted-average common shares outstanding - basic and diluted	217,876	162,442